Exhibit 8.1

KRAMER LEVIN NAFTALIS & FRANKEL LLP

June 15, 2015

Gener8 Maritime, Inc.

299 Park Avenue, Second Floor

New York, NY 10171

Ladies and Gentlemen:

We have acted as United States tax counsel to Gener8 Maritime, Inc., a Marshall Islands corporation (the “Company”), in connection with the issuance of Company common stock pursuant to a registration statement on Form S-1, Registration No. 333-204402 filed by the Company with the U.S. Securities and Exchange Commission on May 22, 2015, as amended prior to the date hereof (the “Registration Statement”). Capitalized terms used herein without definition have the meanings assigned to them in the Registration Statement.

For purposes of the opinion set forth below, we have reviewed and relied upon the Registration Statement and such other documents, records, and instruments as we have deemed necessary, appropriate or relevant as a basis for our opinion and we have assumed that the information contained therein is true, correct, and complete. In rendering our opinion, we have obtained from the Company certain representations, information and statements of factual matters. We have assumed that such representations, information and statements are true, correct, complete, and not breached, and that no actions that are inconsistent with such representations, information and statements will be taken. We have also assumed that all statements made “to the best knowledge of” or “beliefs” of any persons will be true, correct, and complete as if made without such qualification. We believe the assumptions we have made are reasonable and thus, have not conducted any independent inquiry or investigation into the accuracy of the representations, information and statements provided to us. Any inaccuracy in, or breach of, any of the aforementioned representations, information, statements and assumptions, or any change after the date hereof in applicable law, could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service (the “Service”) by the Company with respect to the opinion set forth below. The opinion expressed herein is not binding on the Service or any court, and there can be no assurance that the Service or a court of competent jurisdiction will not disagree with such opinion.

Based upon and subject to the foregoing as well as the limitations set forth below, we are of the opinion as of the date of this letter that, under presently applicable United States federal income tax law, (i) the statements of law set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations” constitute our opinion as to the material United States federal income tax consequences to U.S. and non-U.S. holders of the purchase, ownership, and disposition of shares of common stock, and (ii) based on the Company’s existing assets and operations and assuming that there is no material change to the composition of the Company’s assets, the source of the Company’s income, or the nature of the Company’s activities and other operations, the Company should not be a PFIC in 2015 or any future taxable year.

1177 AVENUE OF THE AMERICAS NEW YORK NY 10036-2714 PHONE 212.715.9100 FAX 212.715.8000

990 MARSH ROAD MENLO PARK CA 94025-1949 PHONE 650.752.1700 FAX 650.752.1800

47 AVENUE HOCHE 75008 PARIS FRANCE PHONE (33-1) 44 09 46 00 FAX (33-1) 44 09 46 01

WWW.KRAMERLEVIN.COM

No opinion is expressed as to any matter not specifically addressed above. Also, no opinion is expressed as to the tax status of Company under any non-United States, state, or local tax law. Furthermore, our opinion is based on current United States federal income tax law and administrative practice, any of which may be changed or subject to different interpretation at any time, possibly with retroactive effect. We do not undertake to advise you as to any changes in United States federal income tax law or administrative practice that may affect our opinion unless we are specifically asked to do so. Moreover, because there are uncertainties in the application of the PFIC rules and PFIC status is determined annually, any material change to the composition of the Company’s assets, the source of the Company’s income, or the nature of the Company’s activities and other operations after the date hereof could adversely affect our opinion and we can provide no assurance that the Company will not become a PFIC in 2015 or any future taxable year.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. The giving of this consent, however, does not constitute an admission that we are “experts” within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

This opinion is being delivered to you for the purpose of being filed as an exhibit to the Registration Statement and may not be circulated, quoted, or otherwise referred to for any other purpose without our written consent.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP
Kramer Levin Naftalis & Frankel LLP